UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) November 4, 2011

Humana Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-5975	61-0647538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 West Main Street, Louisville, KY 40202

(Address of principal executive offices) (Zip Code)

502-580-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(b) and (c) Election of New President

On November 1, 2011, the Board of Directors of Humana Inc. (the “Company”) elected Bruce D. Broussard (“Mr. Broussard”) to serve as the Company’s President, effective as of the commencement of his employment with the Company under the terms of the employment agreement described below. Michael B. McCallister, who is currently Chairman of the Board, Chief Executive Officer and President of the Company, will continue to serve as Chairman of the Board and Chief Executive Officer of the Company upon the commencement of Mr. Broussard’s employment, and will resign from his position as President. The Company’s succession plan anticipates that Mr. McCallister will retire as Chief Executive Officer in the next 12-18 months and that Mr. Broussard would become Chief Executive Officer at that time.

See the attached Press Release for additional biographical information concerning Mr. Broussard.

Additionally, at the Effective Time (as defined below), James E. Murray, the Company’s Chief Operating Officer, will become Executive Vice President and Chief Operating Officer.

(e)	Compensatory Arrangements for Certain Officers

On November 2, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Broussard, pursuant to which Mr. Broussard will serve as President of the Company commencing with the commencement of his employment with the Company on or prior to December 30, 2011 (the “Effective Date”).

The Employment Agreement has a term ending on the second anniversary of the Effective Date. Pursuant to the Employment Agreement, Mr. Broussard will be paid an annual base salary of not less than $900,000 and will be eligible to participate in all benefit plans and programs made available by the Company to other senior executives. Mr. Broussard will be eligible to receive a target annual incentive equal to 150% of his base salary and a maximum annual incentive equal to 150% of his target incentive, payable pursuant to the Company’s Executive Management Incentive Compensation Plan.

As of the Effective Date, the Company will grant to Mr. Broussard (i) a number of shares of restricted common stock of the Company with a value equal to $7 million on the date of grant and (ii) options to purchase a number of shares of common stock of the Company with a grant date fair value (determined on the same basis that the Company determines such value for financial accounting purposes) equal to $3.5 million (the “Initial Equity Grants”). Both the stock options and restricted stock will vest as to 50% of the shares subject to the award on each of the first and second anniversaries of the grant date.

If Mr. Broussard’s employment is terminated by the Company without Cause or by Mr. Broussard for Good Reason (as such terms are defined in the Employment Agreement), in addition to accrued benefits, the Company would pay or provide to Mr. Broussard, (i) a pro-rated portion of the annual incentive he would have earned for the entire year based on the Company’s actual performance (a “Pro-Rated Incentive Payment”), (ii) an amount equal to 1.5 times Mr. Broussard’s then-current base salary, (iii) reimbursement of a portion of the COBRA premiums for Mr. Broussard and his dependents under the Company’s medical and dental benefit plans for 18 months following termination and (iv) accelerated vesting of the Initial Equity Grants. Mr. Broussard would have Good Reason to resign and trigger severance benefits upon the occurrence of one of the following: (i) a material and adverse change in Mr. Broussard’s duties, authorities and responsibilities, (ii) Mr. Broussard being required to report to anyone other than the Board or the Chief Executive Officer, (iii) a reduction in Mr. Broussard’s base salary or target incentive opportunity, other than in connection with an across-the-board reduction applicable to all senior executives of the Company, (iv) following Mr. Broussard’s relocation to Louisville, the relocation of Mr. Broussard’s principal place of business resulting in an increase in Mr. Broussard’s one-way commute of more than thirty (30) miles, (v) the failure of the Company to continue in effect a material incentive or other compensation plan unless the Company substitutes a plan providing substantially equivalent compensation opportunities or (vi) the failure of Mr. Broussard to be appointed Chief Executive Officer of the Company before the expiration of the term of the Employment Agreement.

In the event that Mr. Broussard’s employment is terminated by the Company without Cause or by Mr. Broussard for Good Reason within twenty-four months following a Change in Control (as defined in the Employment Agreement), or by the Company without Cause under certain circumstances prior to a Change in Control, in addition to the accrued benefits, the Company would pay or provide to Mr. Broussard: (i) a Pro-Rated Incentive Payment, (ii) a lump-sum payment equal to 2 times the amount equal to the sum of (A) Mr. Broussard’s then-current base salary plus (B) the maximum annual incentive that Mr. Broussard could have earned for the fiscal year in which termination occurs, (iii) continuation, at the Company’s expense, of all life, medical, dental, accidental death and dismemberment and disability insurance for Mr. Broussard and his dependents for 24 months following the termination date and (iv) accelerated vesting of the Initial Equity Grants.

In the event that Mr. Broussard’s employment is terminated due to his death or disability, the Company would pay or provide (i) a Pro-Rated Incentive Payment and (ii) continuation of health and welfare benefits comparable to those described above.

If (i) Mr. Broussard becomes entitled to payments that would be “parachute payments” in connection with a change in control of the Company that would subject him to the excise tax under Section 4999 of the Internal Revenue Code and (ii) the aggregate amount of such payments that Mr. Broussard would receive, after all taxes, is less than he would receive if such payments were reduced below the threshold above which the excise tax would apply (the “Section 280G Threshold”), then (iii) such payments shall be reduced to $1.00 below the 280G Threshold so that Mr. Broussard does not become subject to the excise tax.

In addition, Mr. Broussard is subject to non-competition and non-solicitation covenants during his term of employment and for twelve months following his termination, as well as to a perpetual covenant not to use or disclose confidential information and trade secrets. Mr. Broussard is also entitled to be reimbursed for legal fees incurred in connection with the negotiation of the Employment Agreement in an amount not to exceed $50,000.

The Company also reported that Mr. Murray’s annual base salary will increase to $750,000, and he will receive a number of shares of restricted stock units with a value equal to $2.5 million on the date of grant. The restricted stock will vest in full on the second anniversary of the grant.

Senior Vice President & Chief Financial Officer James H. Bloem’s annual base salary will increase to $625,000, and he will receive a number of shares of restricted stock units with a value equal to $1.5 million on the date of grant. The restricted stock will vest in full on the second anniversary of the grant.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Agreement as of November 2, 2011, by and between Humana Inc. and Bruce Broussard.

99.1	Press Release of Humana Inc. dated November 4, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.

BY:	/s/ JOAN O. LENAHAN
Joan O. Lenahan
Vice President and Corporate Secretary

Dated: November 4, 2011

EXHIBIT INDEX

10.1	Employment Agreement as of November 2, 2011, by and between Humana Inc. and Bruce Broussard.

99.1	Press Release of Humana Inc. dated November 4, 2011